Exhibit 99.2

OFFICER’S CERTIFICATE

I, Nori Gabert, Vice President and Secretary of Seasons Series Trust and SunAmerica Series Trust (the “Trusts”), hereby certify that the following are a true and correct copy of the resolutions adopted by unanimous vote by the Boards of Trustees of the Trusts by at a meeting held August 26, 2011, and that the resolutions remain in full force and effect.

RESOLVED, that it is the determination of the Board Trustees (the “Board”) of SunAmerica Series Trust and Seasons Series Trust (the “Trusts”), including a majority of the Disinterested Trustees (the “Trustees”), that the Bond covering officers and employees of the Trusts in accordance with the requirements of Rule 17g-1 under the 1940 Act in the amount of $19,650,000 is reasonable in form and amount, after having given due consideration to the value of the aggregate assets of the Trusts to which any such covered persons may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in the Trusts’ portfolios and all other relevant factors; and the proposed allocation of the total one-year premium of $51,720 among each Portfolio as set forth in the schedule discussed at the meeting, be and is authorized and approved, after having taken into consideration the number of other parties named as insured parties under said Bond, the nature of the business activities of such other parties, the amount of said Bond and the amount of the total one-year premium therefore, the ratable allocation of such total one-year premium among the insured parties under said Bond, the extent to which the share of the total one-year premium allocated to each Fund was less than the premium the Trusts would have to pay if it had provided and maintained a blanket bond which named the Trusts as the only insured party and all other relevant factors; and it is

FURTHER RESOLVED, that the Board hereby approves the Agreement Amongst the Named Insured, in substantially the form presented at this meeting, and authorizes its execution by the proper officers of the Trusts; and it is

FURTHER RESOLVED, that the proper officers of the Trusts be, and each hereby is, authorized to make any and all payments and do any all such further acts, including making the appropriate filings and/or giving any notices, in the name of the Trusts and on their behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, I have hereunto signed my name the 26th day of September, 2011.

/s/ NORI L. GABERT
Nori L. Gabert

OFFICER’S CERTIFICATE

I, Nori Gabert, Vice President and Secretary of VALIC Company I and VALIC Company II (the “Funds”), hereby certify that the following are a true and correct copy of the resolutions adopted by unanimous vote by the Boards of Directors/Trustees of the Funds by Written Consents dated August 26, 2011, and that the resolutions remain in full force and effect.

RESOLVED, that it is the determination of the Boards of Directors/Trustees (the “Board”) of VALIC Company I and VALIC Company II (the “Funds”), including a majority of the Directors/Trustees who are not “interested persons” of the Funds as defined under section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), that the Bond covering officers and employees of the Funds in accordance with the requirements of Rule 17g-1 under the 1940 Act in the amount of $19,650,000 is reasonable in form and amount, after having given due consideration to the value of the aggregate assets of the Funds to which any such covered persons may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in the Funds’ portfolio and all other relevant factors; and the proposed allocation of the total one-year premium of $51,720 among each Fund as set forth in the schedule presented, be and is authorized and approved, after having taken into consideration the number of other parties named as insured parties under said Bond, the nature of the business activities of such other parties, the amount of said Bond and the amount of the total one-year premium therefore, the ratable allocation of such total one-year premium among the insured parties under said Bond, the extent to which the share of the total one-year premium allocated to each Fund was less than the premium the Funds would have to pay if it had provided and maintained a blanket bond which named the Funds as the only insured party and all other relevant factors; and it is

FURTHER RESOLVED, that the Board hereby approves the Agreement Amongst the Named Insured, in substantially the form presented, and authorizes its execution by the proper officers of the Funds; and it is

FURTHER RESOLVED, that the proper officers of the Funds be, and each hereby is, authorized to make any and all payments and do any all such further acts, including making the appropriate filings and/or giving any notices, in the name of the Funds and on their behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, I have hereunto signed my name the 26th day of September, 2011.

/s/ Nori L. Gabert
Nori L. Gabert

OFFICER’S CERTIFICATE

I, Gregory N. Bressler, Secretary of Anchor Series Trust, SunAmerica Specialty Series, SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Focused Alpha Growth Fund, Inc., SunAmerica Focused Alpha Large-Cap Fund, Inc., SunAmerica Series, Inc. and SunAmerica Senior Floating Rate Fund, Inc. (the “Funds”), hereby certify that the following is a true and correct copy of the resolutions adopted by the Boards of Directors/Trustees of the Funds at a Board Meeting held on August 23, 2011, and that the resolutions remain in full force and effect.

RESOLVED, that it is the determination of the Board, including a majority of the Disinterested Directors, that the Bond covering officers and employees of the Funds in accordance with the requirements of Rule 17g-1 under the 1940 Act in the amount of $19,650,000 is reasonable in form and amount, after having given due consideration to the value of the aggregate assets of the Funds to which any such covered persons may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in the Funds’ portfolio and all other relevant factors; and the proposed allocation of the total one-year premium of $51,720 among each Fund as set forth in the schedule discussed at the meeting, be and is authorized and approved, after having taken into consideration the number of other parties named as insured parties under said Bond, the nature of the business activities of such other parties, the amount of said Bond and the amount of the total one-year premium therefore, the ratable allocation of such total one-year premium among the insured parties under said Bond, the extent to which the share of the total one-year premium allocated to each Fund was less than the premium the Fund would have to pay if it had provided and maintained a blanket bond which named the Fund as the only insured party and all other relevant factors; and it is

FURTHER RESOLVED, that the Board hereby approves the Agreement Amongst the Named Insured, in substantially the form presented at this meeting, and authorizes its execution by the proper officers of the Funds; and it is

FURTHER RESOLVED, that the proper officers of the Funds be, and each hereby is, authorized to make any and all payments and do any all such further acts, including making the appropriate filings and/or giving any notices, in the name of the Funds and on their behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, I have hereunto signed my name this 26th day of September, 2011.

/s/ Gregory N. Bressler
Gregory N. Bressler